UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2008
CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-27160	65-0337175
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.
incorporation)
1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices) (Zip Code)
(210) 651-7145
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 26, 2008 Call Now, Inc. (the “Company”) entered into the following transactions with Christopher J. Hall, its Chairman and controlling stockholder. These transactions were authorized by the board of directors:
The Company purchased 114,206 shares of Company common stock from Mr. Hall. The purchase price per share was $10.10 per share.
The Company purchased 147,646 shares of Company common stock from Mr. Hall in exchange for the following bonds held by the Company:
$225,000 principal amount of Will County IL 7.75% Student Housing bonds due 9/1/09 (CUSIP 969081BG2).
$2,105,000 principal amount of Will County IL 6.75% Student Housing bonds due 9/1/33 (CUSIP 969081BB3).
The transactions reduced the Company’s outstanding common stock to 2,902,367 shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: September 29, 2008	By:	/s/ Thomas R Johnson
Thomas R. Johnson, President